Exhibit 99.1

Intermex Completes Merger with FinTech Acquisition Corp. II

MIAMI, FL – July 26, 2018: FinTech Acquisition Corp. II (NASDAQ: FNTE) ("FNTE") today announced that it completed the previously announced merger transaction with Intermex Holdings II, Inc. (the “Merger”), the parent company of Intermex® Wire Transfer, LLC, a technology enabled wire transfer and financial processing solutions provider. The transaction was approved by a vote of FNTE’s stockholders on July 20, 2018. FNTE’s Board of Directors had previously approved the Merger and recommended that FNTE’s stockholders vote in favor of the Merger. Intermex’s Board of Directors and stockholders had also previously approved the Merger.

The merged company will be renamed International Money Express, Inc. and will be listed on the Nasdaq Stock Market. Its common stock and warrants will begin trading on July 27, 2018 on the NASDAQ Stock Market under the symbols “IMXI” and “IMXIW,” respectively.

Bob Lisy, President, Chairman and Chief Executive Officer stated “We are extremely excited to be a public company. This merger creates additional opportunities for continued growth through our core business as well as new products and acquisitions. We expect our retail agent network in the US to continue to deliver exceptional growth, augmented by the further development of our online services, loyalty cards and scalable proprietary processing capacity. Following our strong performance through the second quarter, we are pleased to increase our Adjusted EBITDA projections to a range of $42 million to $44 million for 2018.”

Betsy Cohen, previously the chairman of the board of FNTE, commented, “We are delighted to partner with Bob and his team at Intermex, a leading provider of money transfer services to the Latin America corridor. The Intermex team has driven both growth and profitability, with remittance transaction growth of 71% from 2015 to 2017, and delivered compounded annual growth of Adjusted EBITDA of approximately 38.5% from 2013 to 2017. As a public company, Intermex has the ability to reduce its cost of capital, create a currency for acquisitions, and increase visibility with customers and agents.”

Mr. Lisy leads an experienced Intermex management team, many of whom have extensive backgrounds in the remittance industry, including Randy Nilsen, Chief Sales and Marketing Officer, Jose Perez-Villarreal, Chief Administrative and Compliance Officer, Eduardo Azcarate, Chief Business Development Officer, William Velez, Chief Information Officer and Tony Lauro II, Chief Financial Officer, who recently joined the company from Cognical, Inc. and was previously Chief Financial Officer of the Merchant Services division of JP Morgan Chase. For more information on the Intermex management team, visit investors.intermexonline.com.

Advisors

Cantor Fitzgerald & Co., JMP Securities and Northland Securities, Inc. acted as Capital Markets Advisors to FTNE; JMP Securities also acted as Financial Advisor to FNTE; and Ledgewood acted as legal counsel to FNTE. Fried, Frank, Harris, Shriver & Jacobson LLP acted as legal counsel to Intermex in this transaction. Brenner Kaprosy Mitchell, LLP is acting as legal counsel to Intermex's management in this transaction.

About International Money Express

At International Money Express (NASDAQ: IMXI), the customer is at the center of everything we do. We use a proprietary financial technology that enables consumers to send money from the United States to 17 countries in Latin America and the Caribbean, including Mexico and Guatemala. We offer wire transfer and other processing services to our customers through our network of 85,000 sending and paying agents located in all 50 states, the District of Columbia and Puerto Rico, and throughout Latin America. Our services are also available digitally through intermexonline.com. We were founded in 1994 and are headquartered in Miami, Florida with offices in Puebla, Mexico, and Guatemala City, Guatemala.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to our future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning the business plans, objectives, expectations and intentions of the public company after the completion of the Merger, and Intermex’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on Intermex’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Intermex’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in FNTE’s most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov., and in the registration statement on Form S-4 and FNTE’s proxy statement/prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Intermex undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:
Sloan Bohlen, Solebury Trout
investors@intermexonline.com
305-671-8056